Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 033-68090 on Form N-1A of our report dated January 26, 2018, relating to the financial statements and financial highlights of Lord Abbett Investment Trust, including the Lord Abbett Convertible Fund, Lord Abbett Core Fixed Income Fund, Lord Abbett Core Plus Bond Fund, Lord Abbett Floating Rate Fund, Lord Abbett High Yield Fund, Lord Abbett Income Fund, Lord Abbett Inflation Focused Fund, Lord Abbett Multi-Asset Balanced Opportunity Fund, Lord Abbett Multi-Asset Focused Growth Fund, Lord Abbett Multi-Asset Income Fund, Lord Abbett Short Duration Income Fund, Lord Abbett Total Return Fund, Lord Abbett Ultra Short Bond Fund, Lord Abbett Corporate Bond Fund, and Lord Abbett Short Duration Core Bond Fund, appearing in the Annual Report on Form N-CSR of Lord Abbett Investment Trust, for the year ended November 30, 2017 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 26 2018